Exhibit 10.7
SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT,
WAIVER AND CONSENT
     THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, WAIVER AND CONSENT (“Amendment”) dated as of the 30th day of December, 2009, is entered into by and among Primo Water Corporation, a Delaware corporation (“Primo”); Primo To Go, LLC, a North Carolina limited liability company (“Primo To Go”); Primo Products, LLC, a North Carolina limited liability company (“Products”); and Primo Direct, LLC, a North Carolina limited liability company (“Direct”, and together with Primo, Primo to Go and Products, the “Borrowers”), and Wachovia Bank, National Association, a national banking association (together with its successors and assigns, the “Bank”).
STATEMENT OF PURPOSE
     WHEREAS, the Borrowers and the Bank have entered into that certain Loan and Security Agreement dated as of June 23, 2005, as amended by that certain First Amendment to Loan and Security Agreement dated as of April 26, 2006, by that certain Second Amendment to Loan and Security Agreement dated as of April 30, 2007, by that certain Third Amendment to Loan and Security Agreement dated as of June 24, 2008, by that certain Fourth Amendment to Loan and Security Agreement dated as of January 7, 2009, and by that certain Fifth Amendment to Loan and Security Agreement dated as of December 30, 2009 (as so amended, the “Loan Agreement”) pursuant to which the Bank has extended certain credit facilities to the Borrowers. Capitalized terms used in this Amendment which are not otherwise defined herein have the respective meanings attributed to such terms in the Loan Agreement;
     WHEREAS, Primo To Go is a wholly-owned subsidiary of Primo;
     WHEREAS, Primo desires to convert Primo To Go from a North Carolina limited liability company into a North Carolina corporation, which conversion may include changing the name of Primo To Go (the “Conversion”);
     WHEREAS, following the Conversion, Primo desires to distribute all of the shares of the common stock of Primo To Go, par value $0.0001 per share (the “PTG Common Stock”) to the stockholders of Primo in a pro rata distribution transaction, in accordance with Primo’s Fourth Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), qualifying under Section 355 of the Internal Revenue Code of 1986, as amended (the “Spin-off”);
     WHEREAS, in order to consummate the Conversion and the Spin-off, the Borrowers must obtain (i) the release of Primo To Go from its obligations as a “Borrower” and “Subsidiary” under the Loan Agreement (the “PTG Release”), (ii) the release of the Bank’s security interest in the capital stock and equity interests of Primo To Go pledged as collateral by Primo pursuant to the Loan Agreement (the “Collateral Release”), and (iii) the wavier of certain Defaults and Events of Default under the Loan and Security Agreement that would otherwise occur upon the effectiveness of the Conversion and the Spin-off.
     WHEREAS, the Borrowers have requested that the Bank (i) consent to and permit the Conversion; (ii) consent to and permit the Spin-off; (iii) consent to and permit the PTG Release; (iv) consent to and permit the Collateral Release; (v) waive any Defaults or Events of Default arising from the Conversion and Spin-off; and (iv) amend the Loan Agreement to effect the PTG Release and the Collateral Release and in certain other respects as set forth herein; and

     WHEREAS, the Bank, on the terms and conditions stated below, is willing to grant the request of the Borrowers, and the Borrowers and the Bank have agreed to modify the Loan Agreement as hereinafter set forth.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree as follows:
     Section 1. Limited Waivers and Consents.
     (a) Subject to the terms and conditions of this Amendment, including, without limitation, the satisfaction of the conditions precedent set forth in Section 3 hereof, the Bank hereby consents to the Conversion, the Spin-off, the PTG Release and the Collateral Release and all actions and transactions necessary to and in furtherance of the foregoing.
     (b) Subject to the terms and conditions of this Amendment, including, without limitation, the satisfaction of the conditions precedent set forth in Section 3 hereof, the Bank hereby waives any Defaults or Events of Default that would otherwise occur under Sections 5.7, 5.12, 6.3, 6.12 and 6.13 of the Loan Agreement as a result of the consummation of the Conversion, Spin-off, PTG Release and Collateral Release.
     Section 2. Amendments to Loan Agreement. Subject to the terms and conditions of this Amendment, including, without limitation, the satisfaction of the conditions precedent set forth in Section 3 hereof:
     (a) The Bank hereby agrees that, as of the Effective Date (as defined below), Primo To Go shall no longer be a “Borrower” or a “Subsidiary” under the Loan Agreement, and all rights and obligations of Primo To Go under the Loan Agreement will be terminated as of the Effective Date;
     (b) The Bank hereby agrees that, as of the Effective Date, all liens, security interests and other encumbrances in or on the capital stock and equity interests of Primo To Go created pursuant to the security interest granted to the Bank by Primo under the Loan Agreement shall terminate automatically and without further action, and within a reasonable time after the Effective Date, the Bank will file Uniform Commercial Code amendments terminating the Bank’s financing statements covering such capital stock and equity interests of Primo To Go; and
     (c) The Loan Agreement is amended as of the Effective Date as follows:
     (i) The definition of “Borrower” in Section 1.1 of the Loan Agreement is hereby amended and restated to read as follows:
     “Borrower” means Primo, Primo Products, LLC and Primo Direct, LLC, and any Subsidiary who hereafter executes and delivers to Bank a Joinder Agreement, collectively.
     (ii) The definition of “Primo To Go” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.
     (iii) Any reference or information pertaining to Primo To Go set forth on any exhibit or schedule to the Loan Agreement is hereby deleted in its entirety.

     Section 3. Conditions of Effectiveness. This Amendment shall become effective when, and only when:
     (a) Effective Date. The Conversion and the Spin-off occur (the “Effective Date”), provided that the Conversion and Spin-off occur no later than December 31, 2009.
     (b) Fifth Amendment Effective. The Fifth Amendment to the Loan Agreement dated as of December ___, 2009 shall have been executed by the Borrowers and the Bank and shall have become effective in accordance with its terms.
     (c) Executed Amendment. The Bank shall have received, in form and substance satisfactory to the Bank, counterparts of this Amendment executed by the Borrowers and the Bank;
     (d) Fees and Expenses. The Borrowers shall have paid all heretofore unreimbursed fees and out-of-pocket charges and other expenses of the Bank incurred in connection with this Amendment and the administration of the Loan Documents, including reasonable fees and out-of-pocket charges of the Bank’s attorneys; and
     (e) Other Documents. The receipt by the Bank of any other documents or instruments reasonably requested by the Bank in connection with the execution of this Amendment.
     Section 4. Representations and Warranties. Each of the Borrowers represents and warrants that (a) the Borrowers and their Subsidiaries are not, and after giving effect to the transactions contemplated by this Amendment will not be, in violation of any of the covenants contained in the Loan Agreement and the other Loan Documents, (b) since September 30, 2009, there has been (and prior to the Effective Date there will be) no transfer of assets from any of the other Borrowers to Primo To Go outside of the ordinary course of business, except for such assets as were reflected on the financial statements and used in the operations of Primo To Go as of Septemeber 30, 2009, and (c) after giving effect to the transactions contemplated by this Amendment, no Default or Event of Default will have occurred and be continuing, except as waived hereby. Each of the Borrowers further represents and warrants that it has satisfied each of the closing conditions set forth in Section 3 of this Amendment.
     Section 5. Reference to and Effect on the Loan Documents.
     (a) Upon the date hereof, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.
     (b) Except as specifically amended above, or previously amended, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The Borrowers and the Bank agree that this Amendment shall not be construed as an agreement to extinguish the Borrowers’ obligations under the Loan Agreement and shall not constitute a novation as to the obligations of the Borrowers under the Loan Agreement, except with respect to Primo To Go as expressly provided herein.
     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
     Section 7. Facsimile Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.
     Section 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.
     Section 9. Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.
     Section 10. Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and assigns.
     Section 11. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.
[Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BORROWERS:

PRIMO WATER CORPORATION
By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	CFO

PRIMO TO GO, LLC

By: Primo Water Corporation, its Manager

By:	/s/ Billy D. Prim
	Name:	Billy D. Prim
	Title:	President

PRIMO PRODUCTS, LLC

By: Primo Water Corporation, its Manager

By:	/s/ Billy D. Prim
	Name:	Billy D. Prim
	Title:	President

PRIMO DIRECT, LLC
By:	/s/ Billy D. Prim
	Name:	Billy D. Prim
	Title:	Manager

[Signature Page – Sixth Amendment, Waiver and Consent to Loan and Security Agreement]

BANK: WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Michael L. Rogers
	Name:	Michael L. Rogers
	Title:	Senior Vice President

[Signature Page – Sixth Amendment, Waiver and Consent to Loan and Security Agreement]